90th St., LLC LEASE

	This Lease is made and entered into this ___, day of JANUARY 1999, between 90th St., LLC., a Nebraska Limited Liability Corporation (To be formed), as Lessor and Global Entertainment Holdings/Equities, Inc. a Colorado Corporation as Lessee.

1. Leased Premises: Lessor does hereby lease, demise and let unto the Lessee the following described premises: 6235 So. 90th STREET, OMAHA, NE

2. Lease Term: The term of the lease shall commence on the 1st day of February, and end on the 31st day of JANUARY, 2004, unless terminated as herein provided.

3. Statement: Lessee hereby agrees to provide to Lessor a financial statement of principals whether Lessee is a sole proprietor, partnership, corporation, company, etc., prior to the signing of said Lease by Lessor.

4. Acceptance and Occupancy. Occupancy of the Leased Premises by the Lessee shall constitute acceptance by the Lessee.

5. Rental: Lessee shall and hereby agrees to pay the Lessor without demand, deduction, or setoff, at such place or places as the Lessor may designate from time to time in writing, rent in advance for said Leased Premises the sum of Thirty Four Thousand Two Hundred dollars ($34,200.00), payable in monthly installments as follows:

For the period from March 1, 1999 to February 28, 2000 $1300.00 per month. For the period from March 1, 2000 to February 28, 2001 $1325.00 per month. For the period from March l, 2001 to February 28, 2002 $1350.00 per month. For the period from March 1, 2002 to February 28, 2003 $1375.00 per month. For the period from March 1, 2003 to February 28, 2004 $1400.00 per month.

said rental to be payable monthly in advance, on the first day of each successive month, at the office of Commercial Realty, INC., 5709 "F" STREET, OMAHA, NEBRASKA 68117, or at such other place as the Lessor shall direct.

6. Security Deposit. Contemporaneously with the execution of this Lease, Lessee shall deposit with Lessor the sum of Nine Hundred Fifty Dollars ($_0_) receipt acknowledged as security for the performance by Lessee of each and every obligation hereunder to be performed by Lessee. In the event of any default by Lessee, Lessor may apply all or any part of such security deposit to cure the default or to reimburse Lessor for any sum which Lessor may spend by reason of such default. In the event of any such application or retention, Lessee shall, on demand, pay to Lessor the sum so applied, or retained, which shall be added to the security deposit, so that same shall be restored to its original amount. If, at the end of this Lease term, Lessee shall not be in default of any provision under this Lease, the security deposit, or any balance thereof, shall be returned to the Lessee, without interest.

7. Late Charge: If the monthly rental is not received by Lessor on or before the 5th day of each month, Lessee agrees to pay Lessor a late charge in the amount of five percent (5%) of the total amount outstanding.

8. Business Use: The Leased Premises shall be used and occupied only for ____ General Office Use _________________________________ and for no other purpose without written consent of Lessor. Lessee agrees continuously and uninterruptedly (except when prevented from doing so by reason of fire or other casualty) to conduct its business in the Leased Premises during the lease term and any extension thereof Lessee agrees promptly to comply with all laws, ordinances, rules, and regulations affecting the Leased Premises and promulgated by duly constituted governmental authorities affecting the cleanliness, safety, use and occupation of the Leased Premises and any business thereon, and shall pay all costs involved in such compliance.

9. Rules and Regulations: Lessee covenants and agrees with Lessor that it will comply with all of the Rules and Regulations attached hereto as Exhibit "A".

10. Common Areas: Lessor agrees to provide at the building of which the Leased Premises are a part, a parking area, which parking area shall be for the non-exclusive use of the Lessor, all Lessees of the Building, and their respective employees, agents, customers, and invitees.

For the purpose of this section and wherever else used in the Lease, the Common Areas shall include, but shall not be limited to, parking areas, sidewalks or other pedestrian walkways, landscaped areas, pick-up and delivery areas, streets and other public areas, designed for the common use and benefit exclusive of space in any building designated for rental to Lessees for commercial purposes, as the same may exist from time to time.

                                                 INITIALS _____     _____

11. Use of Common Areas: Lessor hereby grants to Lessee, its employees, agents, customers and invitees, the non-exclusive rights for and during the tem of this Lease, and any renewal thereof, to use the common areas from time to time, such use to be in common with Lessor and all Lessees of the Lessor.

12. Rules and Regulations, Supervision and Management: Lesser shall have the right power and authority to establish and promulgate and therafter change or modify all rules and regulations which it may in its sole discretion deem necessary for the use of the Common Areas. All such Common Areas shall at all times be subject to the exclusive control and management of Lessor so that the Lessor will be in a position to make available efficient and convenient use thereof. Lessee agrees to abide by and conform with all rules and regulations pertaining to such Common Areas. Lessor shall have the right to construct, maintain and operate lighting facilities, to police the Common Area from time to time to change the area, location and arrangement of the Common Area and facilities and accommodations thereof; to restrict employee parking to employee parking areas, to temporarily close all or any portion of the Common Areas or facilities to discourage non-customer parking and to do and perform such other acts in and to said Common Areas and facilities. The exercise of good business judgment regarding the aforesaid shall be determined by the Lessor in its sole discretion.

13. Common Area Maintenance: In addition to the rent and other payments Lessee agrees to make under this Lease, Lessee agrees to pay monthly in advance Lessee's proportionate share, as determined hereinafter estimated by Lessor, the costs to operate, maintain and manage the Common Areas of the Property. The Common Areas expenses shall include, without limitation, the cost of the roof repairs, snow removal water and sewer use fees, security and fire control systems, lighting, painting, repairing, replacing, cleaning and heating and air conditioning enclosed areas, specifically including landscaping and gardening, parking lot, line painting, traffic control, sanitary control, liability and other insurance premiums, cost of all rentals of machinery equipment used in maintenance and operation, the cost of personnel to implement those services, to direct parking and to police the common areas, and management fees not exceeding 5% of gross rentals collected. Within 60 days after the end of each calendar year, Lessor shall give Lessee a statement of all costs and expenditures as enumerated in this Section and a determination of Lessee's proportionate share, the product of the mathematical equation obtained by multiplying the invoice amount by a fraction (i) the numerator being the total number of gross leasable square feet in the Leased Premises, (ii) the denominator being the total number of square feet of the floor areas of all the Buildings in the Property (it is agreed that the Lessee's original proportionate share is 2.9%).

If the amount actually paid by Lessee is less than its proportionate share for that calendar year, the balance shall be paid within 10 days after the statement is sent to Lessee, or in the alternative, any payment made by the Lessee in excess of its share shall be credited to the next sums due from Lessee under this Section. The statement shall also contain a determination by Lessor of the monthly sum to be paid by Lessee during the succeeding months of the next calendar year, which determination shall be based in part on the statement of expense for the preceding year modified by any anticipated increases in the cost of those services.

14. Lessor's Repairs: Lessor shall keep the foundations, exterior walls (except store fronts, plate glass and other breakable materials used in structural portions) and roof of the Building in which the Leased Premises are located in good repair and, if necessary or required by the proper governmental authorities, make modifications or replacements thereof. Lessor agrees that all equipment installed by it as of the time of occupancy shall be in good working order.

15. Lessee's Repairs: Lessee agrees, at Lessee's expense, at all times to keep the Leased Premises and appurtenances thereto in good order, condition and repair, clean, sanitary and safe, including but not limited to the replacement of equipment, including heating, ventilating and air conditioning units, fixtures and all broken glass (with glass of the same size and quality) and shall in a manner satisfactory to the Lessor, decorate and paint the Leased Premises when necessary to maintain at all times a clean and sightly appearance. If Lessee refuses or neglects to commence any such repairs or replacements within five (5) days after written demand, then and thereafter Lessor may, but shall not be obligated to do so, make such repairs and replacements without liability to Lessee for any loss or damage that may occur to Lessee's stock or business by reason thereof, and, if Lessor makes such repairs, Lessee shall pay to Lessor, on demand, as additional rent, the cost thereof together with interest at the rate of ten percent (10%) per annum from the date of payment by Lessor, and all such cost and interest shall become due and payable on the rental payment date immediately following such completion. Lessee, at its expense, shall replace all glass including plate glass, other breakable materials used in structural portions and any interior and exterior windows and doors in the Leased Premises which may become damaged or broken.

16. Alterations: Lessee shall not attach any fixtures or other articles to any portion of the Leased Premises nor shall Lessee make any major alterations, additions, improvements or changes whatsoever therein without in each instance, first obtaining the written consent from the Lessor, and in addition thereto, Lessee shall furnish such indemnification against liens, costs, damages and expenses as may be required by Lessor. All alterations, additions, improvements and fixtures (other than trade fixtures), which may be made or installed upon the Leased Premises shall remain upon and be surrendered with the Leased Premises as a part thereof, at the termination of this Lease, provided, however, that Lessor may request the removal of any thereof, at the cost and expense of Lessee.

                                                 INITIALS _____     _____

17. Trade Fixtures: Lessee agrees, at Lesse's expense, to install all trade fixtures and such fixtures shall remain the property of Lessee. Upon the expiration of the tenancy hereby created, if Lessor so requests in writing, Lessee shall promptly, remove any additions, fixtures, and installations placed in the Leased Premises by Lessee and repair any damaged occasioned by such removal all at Lessee's expense. All trade fixtures belonging to Lessee which are or may be put into the Leased Premises during the term hereof, whether exempt or not from sale under execution and attachment under the laws of the State of Nebraska, shall at all times be subject to a firs lien in favor of Lessor for all rent, additional rent or other sums which may become due to Lessor from Lessee under this Lease.

18. Liens: Lessee hereby agrees to promptly pay for any work done or material furnished in or about the Leased Premises and not to suffer or permit any lien to attach hereto and indemnify and hold harmless Lessor and the Leased Premises from any damages, costs, expenses, and liens relating thereto.

19. Utilities: Lessee shall make its own arrangements for the furnishing of water, sewer use fees, gas, electricity, heat, telephone, and any other required utility services to the Leased Premises and shall be solely responsible for the payment of all charges therefore. Lessor shall not be liable for any interruption in, or failure to supply any utility service. Metering costs to be Lessee's.

20. Liability Insurance: Lessee agrees to procure and maintain continuously during the entire term of this Lease, a policy or policies of insurance in a company or companies acceptable to Lessor, at its own cost and expense, insuring Lessor and Lessee from all claims, demands or actions; such comprehensive insurance shall protect and be written showing the Lessee as the named insured and shall provide coverage of at least $100,000 for injuries to any one person, $300.000.00 for injuries to persons in any one accident and $100,000.00 for damage to property, made by or on behalf of any person or persons, firm or corporation arising from, related to, or connected with the conduct and operation of Lessee's business in the Leased Premises, or arising out of and connected with the use and occupancy of sidewalks and other Common Areas by the Lessee. All such insurance shall provide that Lessor shall be given a minimum of ten (10) days' notice by the insurance company prior to cancellation, termination or change of such insurance.

    Lessee shall provide Lessor with copies of the policies or certificates evidencing that such insurance is in full force and effect and stating the terms and provisions thereof. If Lessee fails to comply with such requirements for insurance, as aforesaid, Lessor may, but shall not be obligated to do so, obtain such insurance and keep the same in affect and Lessee agrees to pay Lessor, upon demand, the premium cost thereof plus interest at the rate of fifteen percent (15%) per annum.

    Lessee shall not carry any stock of goods or do anything in or about the Leased Premises which will in any way tend to increase insurance rates thereon or on the building in which the same are located. If Lessor shall consent to such use, Lessee agrees to pay as addition rental any increase in premiums for insurance against loss by fire, or extended coverage risks resulting from the increased risk. If Lessee installs any electrical equipment that overloads the power lines to the building, Lessee shall at its own expense, make whatever changes are necessary to comply with the requirements of insurance underwriters, insurance rating bureaus, utilities companies and governmental authorities having jurisdiction.

21. Taxes on Lessee's Property: Lessee shall be liable for all taxes levied against personal property and trade fixtures placed by Lessee in or about the Leased Premises.

22. Real Property Taxes and Insurance Premiums: Lessee agrees to pay to Lessor on demand, as additional rent, within ten (10) days from Lessee's receipt of billing by Lessor, without set offs or deductions and without further notice or demand, the following:

    (a) Lessor agrees to pay before they become delinquent all real estate taxes and special assessments lawfully levied or assessed against the above described premises; however, Lessor may, at its expense, contest and dispute the same and in such case the disputed item need not be paid until finally adjudged to be valid. Lessee's liability under this Section shall be to pay to the Lessor, as additional rent, within ten (10) days of demand and presentation of photocopies of the tax statements and other written evidence by Lessor, the product of the mathematical equation obtained by multiplying the real estate tax by the Lessee's proportionate share as described in Paragraph 13.

    (b) Lessee's proportionate share of all real estate charges and insurances expenses, described in paragraph 20, and Lessees's Common Area Maintenance charges described in paragraph 13, during the Lease term shall be paid in monthly installments on or before the first day of each calendar month in advance, in an amount estimated by Lessor to be $343.00 per month.

23. Partial damage to Leased Premises: In the event the Leased Premises are damaged by fire or other casualty, insurable under standard extended coverage insurance, to the extent of twenty-five percent (25%) or less of the insurable value of the Leased Premises, the damage shall promptly be repaired by Lessor, at his cost and expense. If the casualty, the repairing or the rebuilding shall render the Leased Premises not fit for occupancy either in whole or in part, a proportionate abatement of the rent shall be allowed from the date of the happening of the event causing the damage until the date when the Leased Premises are again made fit for occupancy, said proportionate abatement to be computed on the basis of the relation which the square foot areas of the space in the Leased Premises rendered unfit for occupancy bears to the total square foot area of the Leased Premises.


                                                 INITIALS _____     _____

24. Substantial Damage to Leased Premises and Building of Either Election: In the event of any damage by fire or other casualty insurable under extended coverage insurance.

    (a) The Leased Premises shall be damaged to the extent of more than twenty-five percent (25%) or

    (b) The building in which the Leased Premises are located is damaged to the extent of fifty percent (50%) or more of the cost of replacement of said building, then in any such events, Lessor may elect either to repair or rebuild the Leased Premises or the building in which the Leased Premises are situated or to terminate this Lease, either of such election to be made by the giving of written notice to such effect by Lessor to Lessee within sixty (60) days after the date of the happening of the event causing the damage. If the casualty, the repairing or the rebuilding shall render the Leased Premises not fit for occupancy either in whole or in part, a proportionate abatement of the rent shall be allowed from the date of the happening of the event causing the damage until the date when the Leased Premises are again made fit for occupancy, said proportionate abatement to be computed an the basis of the relation which the square foot area of the space in the Leased Premises rendered unfit for occupancy bears to the total square foot area of the Leased Premises.

25. Waiver of Damage: Lessor shall not be responsible for, nor liable to, Lessee for any damage to the Leased Premises or to the Building in which the Leased Premises are situated nor for any delay in repairing or rebuilding or inability to repair or rebuild nor any other cause whatsoever beyond Lessor's control. All property of the Lessee and all property kept stored or maintained in or upon the Leased Premises, adjacent sidewalks, loading platform or other Common Areas shall be at the sole risk of the Lessee.

26. Eminent Domain: If all the Leased Premises shall be taken under the right of Eminent Domain by any public authority having the right to do so or if a portion of the building is condemned preventing the practical use of the Leased Premises for Lessee's purpose, this Lease, and all obligations hereunder, shall terminate on the date title vests, pursuant to such proceedings In the event the proper judicial authority does not divide the award to compensate the separate loss of each party, the total award in such proceedings shall equitably be distributed between the Lessor and Lessee, and if applicable, other Lessee's occupying space in the building. If such taking does not prevent the practical use of the Leased Premises for the purpose of the Lessee, then this Lease shall continue.

27. Assignment by Lessee: Lessee shall not assign or in any manner transfer this Lease or any interest therein nor sublet the Leased Premises or any part or parts thereof, nor permit occupancy by anyone with, through of under it.

28. Entry by Lessor: Lessee agrees that Lessor, its agents, employees or servants or any person authorized by Lessor may enter the Leased Premises for the purpose of inspecting the condition of the same and to make such repairs, additions, improvements, changes or alterations thereto or to the building of which they are a part as Lessor may elect to make and to exhibit the same to prospective purchasers of the building, in which the Premises are contained, and to prospective Lessee's and to place in and upon said Leased Premises at such places as may be determined by Lessor. "For Rent" signs, or notices, at any time within ninety (90) days of termination of this Lease and Lessee undertakes and agrees that neither Lessee nor any person within Lessee's control will interfere with such signs and notices.

29. Holding Over: In the event Lessee remains in possession of the Leased Premises after the expiration of the tenancy created hereunder, and without the execution of a new Lease, it shall be deemed to be, occupying the Leased Premises as a Lessee from month to month and shall pay as a monthly rent, two times the rent specified for this tenancy and such holding over shall be subject to and under and pursuant to all the other terms, conditions provisions and obligations of the Lease in so far as the same are applicable to a month-to-month tenancy. If the Leased Premises are not surrendered at the end of the term, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Leased Premises, including, without limitation; any claims made by any succeeding Lessee founded on such delay.

30. Notices: All notices and demands required or permitted to be given under this Lease to Lessee shall be given in writing, be deposited in the United States mail, certified and postage prepaid, and addressed to Lessee at the Leased Premises, whether or not Lessee has departed from, abandoned or vacated the Leased Premises. All notices and demands required or permitted to be given under this Lease to Lessor shall be given in writing, be deposited in the United States mail, certified and postage prepaid and addressed to Lessor, R&D Company, Inc., 5709 "F" Street, Omaha, NE 68117, or at such other address as Lessor may give to Lessee in writing from time to time.

31. Subordination: Lessee agrees that this Lease is, and shall be subordinate to any mortgage, deed of trust or any other hypothecation for security which has been or which hereafter may be placed by the Lessor upon said Leased Premises or the land or building of which the Leased Premises are a part and such subordination is hereby effective and self-operative without any further act by Lessee. Notwithstanding the foregoing, Lessee agrees to execute upon demand, any and all turner documents or instruments in addition to the Lease, which may be deemed necessary or desired to effectuate such subordination.

32. Lien on Lessee's Property: Any and all property of every kind belonging to the Lessee and located upon the premises at any time during the tem of this Lease or any extension or renewal thereof, whether acquired by the Lessee before or after the execution of this Lease, and whether or not exempt from sale under execution or attachments under the laws of Nebraska, shall at all times be subject to and bound with a first lien in favor of Lessor to secure the due payment of all rents and the performance of all obligations of the Lessee hereunder. Such lien may be enforced in the same manner as a security interest as provided in the Uniform Commercial Code or in any other manner permitted by law.

33. Default by Lessee: All covenants and agreements herein made and obligations assumed are to be construed also as condition and these presents are agreed to upon the express condition that if Lessee should fail to pay when due any of the aforesaid installments of rent or late charges, or should fail to perform or observe any of the covenants, agreements or obligations herein made or assumed by Lessee, or if Lessee shall become insolvent or bankrupt, recast or modify Lessee's debts or obligations or delay payment thereof or if any assignment be made of Lessee's property for the benefit of creditors then and thenceforth, in any said events this Lease may be forfeited and thereby becomes null and void at the option of the Lessor and the Lessor may immediately or at any time thereafter reenter said Leased Premises, or any part thereof in the name of whole or repossess and have the same as of Lessor's former estate and remove therefrom all goods and chattels not thereto property belonging, and expel said Lessee and all other persons who may be in possession of said Leased Premises and that to, without demand or notice. It is agreed however, that the monthly installment of rent provided for above shall not be deemed in default until five
(5) days after written notice of default has been given to Lessee and the no default shall be declared for the failure to perform or observe any of the other covenants, agreements or obligations made or assumed by the Lessee until said Lessee is given notice in writinq of such breach, and shall fail to perform the agreement called for, or remove the default within five (5) days after mailing of such notice by Lessor.

    In the event Lessor shall exercise the aforesaid option to terminate, he shall be entitled to receive from the Lessee thereafter the diffence in rental, herein reserved for the unexpired portion of the term and any lesser net amount which Lessor, in the exercise of reasonable diligence, is able to procure for the unexpired portion of the term, each monthly difference being a separate cause of action, which may or may not be accumulated and joined in one action at Lessor's option. This right so reserved by the Lessor and granted by Lessee constitute an essential part of the consideration for the Lessor's agreement to Lease the said premises to Lessee, and the said reserved right may be exercised in any of the contingencies provided for by this Lease, that is to say for the violation and non-observance of any of the undertakings to be kept, observed, or performed by the Lessee, its successors, or assigns.

34. Not Joint Venture, Etc.: Nothing herein contained shall be deemed or construed by the parties hereto nor by any third party, as creatinq the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the payment of additional rent nor other provisions contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other that the relationship of Lessor and Lessee.

35. Strict Performance: The failure to insist upon strict performance by Lessee of any of the covenants, conditions and agreements of the Lease shall not be deemed a waiver of any of Lessor's rights or remedies and shall not be deemed a waiver of any subsequent breach or default by Lessee of any of the covenants, conditions and agreements of this Lease. No surrender of the Leased Premises shall be accomplished by Lessor's acceptance of rental by any other means whatsoever unless the same be evidenced by Lessor's written acceptance of such as a surrender.

36. Lessor Not Responsible for Delays: Whenever a period of time is herein provided for Lessor to do so or perform any act or thing, Lessor shall not be liable or responsible for any delays due to strikes, riots, Acts of God, shortages of labor or materials, national disasters, or any other cause not dissimilar to those enumerated, beyond Lessor's reasonable control.

37. Peaceable Surrender: Lessee, upon expiration or termination of this Lease, whether by lapse of time or otherwise, agrees peaceably to surrender to Lessor the Leased Premises, including the alterations, additions, improvements, changed and fixtures other than Lessee's movable trade fixtures in broom clean condition and in good repair, except for Acts of God and ordinary wear and tear. Lessee agrees at Lessor's requests to remove Lessee's trade fixtures upon any such expiration or termination and repair all damage to the Leased Premises caused by such removal. Lessee shall also surrender all keys for the Leased Premises to Lessor at the place then fixed for payment of rent and shall inform Lessor of combination locks, safes, and vaults, if any, on the Leased Premises.

38. Additional Construction: Lessor hereby reserves the right at any time to make alterations or additions to, and to build additional stories on the Building in which the Leased Premises are contained and to the construction adjoining or adjacent to same which are herein referred to as "Building".

39. Estoppel Certificates: Lessee, from time to time upon written request from Lessor, agrees to execute, acknowledge and deliver to Lessor, in form reasonably satisfactory to Lessor and/or Lessor's mortgage, a written statement certifying that Lessee has accepted the Leased Premises, that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, setting forth the modifications), that Lessor is not in default hereunder, the date to which the rent and other amounts payable by Lessee have been paid in advance, if any, and such additional facts as reasonably may be required by Lessor or Lessor's mortgages. Lessee understands and agrees that any such statement delivered pursuant to this section may be relied upon by any prospective purchaser of the Leased Premises and their respective successors and assigns.

                                                 INITIALS _____    _____

40. Waiver of Claims: Each party hereto hereby waives any and all claims for recovery which such party or anyone claiming through such party may have against the other party hereto (or such other party's officers, agents or employees) for or with respect to any loss or damage to such waiving party's property which is insured under valid insurance policies, to the extent of any recovery actually collectible under such insurance policies, whether or not such loss or damage is caused by the negligence of such other party or such other party's agents, employees, subtenants, concessionaires or licensees or of any other person or persons for whose actions such other party may be responsible or liable; provided, that the foregoing waiver shall be effective only when permitted by the applicable insurance policy.

41. Cumulative Rights: The rights, options, elections and remedies of Lessor contained in this Lease shall be cumulative and may be exercised on one or more occasions; and none of them shall be construed as excluding any other or any additional right, priority or remedy allowed or provided by law.

42. Time of Essence: Unless otherwise specifically provided herein, time is of the essence of this Lease, and all provisions of this Lease relating to the time of performance of any obligation under this Lease shall be strictly construed.

43. Lessor's Right to Cure Default: Lessor may, but shall not be obligated to, cure at any time, without notice, any default by Lessee under this Lease; whenever Lessor so elects, all costs and expenses incurred by Lessor in curing a default, including without limitation reasonable attorney fees, together with interest on the amount of costs and expenses so incurred at the rate of fifteen percent (15%) per annum, shall be paid by the Lessee to the Lessor on demand.

44. Lessor's Expenses: In the event any legal proceeding shall be brought for the recovery of possession of the Leased Premises, for the recovery of rent, or for any other amount due under the provisions of this Lease, or by reason of any breach of any of the covenants herein contained, on the part of Lessee to be kept or performed, such breach being established, Lessee shall pay the Lessor all expenses incurred therefore, including reasonable attorney fees.

45. No Right of Set-Off. No default or claim of default on the part of the Lessor shall entitle Lessee to withhold any sums due under the provisions of this Lease. Lessee acknowledges and agrees that it has waived any remedy permitting it to withhold rent or to claim an offset against such rent in the event of any claim breach on the part of the Lessor.

46. Entire Agreement: Lessor and Lessee hereby agree that this Lease shall be governed by and interpreted pursuant to the laws of the State of Nebraska. Lessor and Lessee further agree that this Lease as written, including exhibits, represent the entire agreement between the parties hereto and that there are not other agreements, written or verbal, between the parties hereto pertaining to the Leased Premises or to the subject matter thereof and that all prior agreements, negotiations and understandings are hereby merged in this Lease. This Lease may not be amended or supplemented orally but only by an agreement in writing which has been sighed by the party against whom enforcement of any such amendment or supplement is sought.

47. Advertising: Lessee agrees to use the name of the Plaza 120 in any and all advertising it does.

48. Net Lease: This is a net-net-net Lease and the parties agree and understand that the Lessor will suffer to pay no expenses whatsoever for taxes, insurance, gas, electric, water, sewer fee, improvements, repairs, changes or alterations, special assessments, levies, management fees not exceeding 5% of gross rents collected, or other charges against the real estate whatsoever, but that Lessee, shall pay its proportionate share of the said real estate taxes, special assessments, charges, common area charges, insurance and all other expenses in the proportion as shown above in paragraph 13.

49. Signage: Lessee shall be responsible for installation of its signage which signage shall be approved by lessor prior to installation. All expenses associated with installation and removal of sign shall be home by lessee. At termination of lease, lessee shall remove its sign from the premises.

50. Brokers: Commercial Realty, Inc. is the licensed real estate broker representing the Lessor.

    The _______________________ is the licensed real estate broker representing the Lessee.

51. Additional Provisions: Lessor will finish the interior of the premises per attached Exhibit B. Finish shall be comparable to that of Commercial Realty offices.

                                                 INITIALS _____     _____

IN WITNESS WHEREOF, the parties hereto have executed this Lease this 15th day of January, 1999.

Lessor: 90th St., LLC

_____________________________
By David E. Abboud, President


Lessee:  Global Entertainment Holdings/Equities, Inc.

     /s/Steve M. Abboud
By:  President